                                                                      Exhibit 11

                               AEP INDUSTRIES INC.
        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                   For the Three Months Ended January 31, 1998



                                                                          Number of                            Weighted Average
                                                    Shares of               Days              Days in          Number of Shares
                                                  Common Stock          Outstanding           Period             Outstanding
                                                ---------------         -----------         -----------       ------------------
              1998

---------------------------------
November 1 - October 31                               7,206,787                                                    7,206,787
Shares Issued:
November 18, 1997                                            60                 75                 92                     49
December 3, 1997                                            400                 60                 92                    261
December 9, 1997                                            100                 54                 92                     59
December 15, 1997                                           200                 48                 92                    104
December 18, 1997                                         1,900                 45                 92                    929
December 19, 1997                                         1,000                 44                 92                    478
January 16, 1998                                            800                 16                 92                    139
January 20, 1998                                            200                 12                 92                     26
January 27, 1998                                            600                  5                 92                     33
January 30, 1998                                          6,950                  2                 92                    151


Total Weighted Average Shares                         7,218,997                                                    7,209,016
 Total Dilutive Stock options                                 -                                                      171,626
                                               ----------------                                              ---------------
          Total Shares                                7,218,997                                                    7,380,642
                                               ================                                              ===============

              1998
---------------------------------
November 1 - October 31                               7,130,303                                                    7,130,303
Shares Issued:
November 5, 1996                                          1,600                 88                 92                  1,530
November 7, 1996                                            200                 86                 92                    187
November 8, 1996                                            200                 85                 92                    185
November 11, 1996                                           500                 82                 92                    446
November 12, 1996                                           600                 81                 92                    528
November 14, 1996                                           400                 79                 92                    343
November 18, 1996                                           400                 75                 92                    326
November 20, 1996                                            60                 73                 92                     48
November 26, 1996                                           400                 67                 92                    291
December 9, 1996                                            460                 54                 92                    270
December 13, 1996                                           350                 50                 92                    190
December 26, 1996                                         1,000                 37                 92                    402
December 27, 1996                                           200                 36                 92                     78
January 1, 1997                                           4,553                 31                 92                  1,534
January 2, 1997                                             500                 30                 92                    163
January 3, 1997                                             600                 29                 92                    189
January 6, 1997                                           1,600                 26                 92                    452
January 8, 1997                                             800                 24                 92                    209
January 13, 1997                                          1,300                 19                 92                    268
January 14, 1997                                          3,200                 18                 92                    626
January 15, 1997                                            600                 17                 92                    111
January 20, 1997                                            200                 12                 92                     26
January 21, 1997                                            400                 11                 92                     48
January 27, 1997                                            300                  5                 92                     16
                                               ----------------                                              ---------------
Total Weighted Average Shares                         7,150,726                                                    7,138,771
Total Dilutive Stock options                                  -                                                      343,376
                                               ----------------                                              ---------------
Total Shares                                          7,150,726                                                    7,482,147
                                               ================                                              ===============

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